UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, Mr. John H. Briscoe announced his resignation as Senior Vice President and Chief Financial Officer of Bristow Group Inc. (the “Company”) effective August 14, 2015 (the “Effective Resignation Date”). Mr. Briscoe and the Company have entered into a Separation Agreement and Release in Full, dated August 25, 2015 (the “Separation Agreement”) to specify the terms of his resignation from the Company, pursuant to which he will receive benefits generally consistent with the termination without cause terms set forth in the Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees effective June 4, 2014 (the “Severance Plan”).

Pursuant to the Separation Agreement and Severance Plan, Mr. Briscoe will be entitled to each of the following items:

•	Cash Payments

•	A lump sum cash payment of $861,644 will be paid to Mr. Briscoe on September 14, 2015 (the “Payment Date”) as severance pay equal to twelve months salary, his target bonus for fiscal year 2016 and a pro rated portion of his target bonus covering the period from April 1, 2015 to his Effective Resignation Date; and

•	A separate payment of $29,852 will also be paid to Mr. Briscoe on the Payment Date as payment for unused vacation days.

•	Equity Treatment and Performance Awards

•	Mr. Briscoe’s unvested stock options and unvested restricted stock unit grants awarded in June 2014 and June 2015 shall fully vest on the Payment Date;

•	Mr. Briscoe’s vested stock options shall remain exercisable for twelve months following the Payment Date; and

•	Mr. Briscoe’s performance cash awards shall become fully vested and earned at the target performance level, and shall be paid to Mr. Briscoe on the Payment Date.

•	Miscellaneous Benefits

•	Mr. Briscoe will also receive outplacement services for up to twelve months following the Effective Resignation Date;

•	The Company will make a pro rata 401K plan contribution for the time Mr. Briscoe was employed by the Company during the current plan year through the Effective Resignation Date; and

•	The Company will reimburse Mr. Briscoe and his beneficiaries for COBRA insurance coverage for up to 18 months starting on the first day of the month following the Effective Resignation Date.

The Separation Agreement contains certain restrictive covenants and confidentiality provisions, including non-compete, non-solicitation and non-disparagement obligations continuing for twelve months after the Effective Resignation Date.

The description of the Separation Agreement set forth above is qualified in its entirety by the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the payments, awards and benefits above is qualified in its entirety by the Severance Plan, which is filed as Exhibit 10.70 to the Form 10-K filed by the Company on May 20, 2015 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and Release in Full dated August 25, 2015 between the Company and John H. Briscoe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: August 26, 2015	By:	/s/ E. Chipman Earle
E. Chipman Earle Senior Vice President, Chief Legal Officer and Corporate Secretary